UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Richmond Ave, Suite 2000 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 260-9900

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On February 27, 2012, the Board of Directors (the “Board”) of C&J Energy Services, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Bylaws,” as amended, the “Second Amended and Restated Bylaws”). The primary amendments to the Second Amended and Restated Bylaws relate to:

•	The addition of remote communication equipment as a means of meeting attendance by stockholders (Article II);

•	An enhancement of the advance notice provisions for stockholder proposals and director nominations (Article II);

•	The deletion of provisions relating to record dates for stockholder meetings so that the General Company Law of the State of Delaware controls (Article II); and

•	The clarification of certain provisions pertaining to stockholder notice (Articles II and VII).

In addition, the Second Amended and Restated Bylaws include conforming changes and other non-substantive and technical edits and updates.

The foregoing summary of the Second Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1(i) to this Current Report on Form 8-K and incorporated herein by reference.

The Second Amended and Restated Bylaws, and a copy marked to show changes from the prior Bylaws, are included as Exhibits 3.1(i) and 3.1(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.08 Shareholder Director Nominations.

The information set forth under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

Annual Meeting

On February 27, 2012, the Board determined that the first Annual Meeting of the Company’s Stockholders (the “Annual Meeting”) will be held on May 29, 2012 at a time and location in Houston, Texas to be determined by the authorized officers of the Company and specified in the proxy statement for the Annual Meeting.

Record Date

The Board has established the close of business on April 10, 2012 as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Stockholder Proposals and Director Nominations

Section 2.06(a)(ii) of the Second Amended and Restated Bylaws provides that for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of Section 2.06, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; provided, further, however, that in the event there was no proceeding year’s annual meeting, notice by the stockholder must be so delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). Section 2.06 of the Second Amended and Restated Bylaws sets forth additional notice requirements and procedures for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of Section 2.06.

In accordance with the provisions of the Second Amended and Restated Bylaws, the Board has determined that for purposes of the Annual Meeting, a stockholder’s notice of nominations of persons for election to the Board or other business to be brought before the Annual Meeting will be considered timely if such notice is delivered to the Company’s Secretary not later than the close of business on March 9, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibits

3.1(i)	Second Amended and Restated Bylaws of C&J Energy Services, Inc. effective February 27, 2012

3.1(ii)	Second Amended and Restated Bylaws of C&J Energy Services, Inc., marked to show amendments effective February 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC. (Registrant)

Date: February 28, 2012	By:	/s/ Theodore R. Moore
Theodore R. Moore
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description of Exhibits

3.1(i)	Second Amended and Restated Bylaws of C&J Energy Services, Inc. effective February 27, 2012

3.1(ii)	Second Amended and Restated Bylaws of C&J Energy Services, Inc., marked to show amendments effective February 27, 2012